UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2010

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North Parkway Drive Pekin, Illinois	61554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 10, 2009, Aventine Renewable Energy — Mt. Vernon, LLC (“Mt. Vernon, LLC”), a wholly-owned indirect subsidiary of Aventine Renewable Energy Holdings, Inc. (“Aventine” or the “Company”), and the Ports of Indiana (the “Ports”) entered into an Eighth Amendment to the Lease Agreement and Reaffirmation of Guaranty dated October 31, 2006, under which Aventine is a guarantor (the “Lease”).  The effectiveness of the amendment to the Lease was subject to approval by the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in connection with Aventine’s bankruptcy proceedings, which are further described in Item 1.03 below. Under the Lease, the Ports lease to Mt. Vernon, LLC the real estate located at the Port of Indiana-Mount Vernon, on which Mt. Vernon, LLC is obligated to construct two operating plants.  The amendment, among other things, reschedules the completion and commencement of production of ethanol for the initial “Phase I” plant, establishes criteria for the completion and commencement of production for the Phase II plant, extends the deadline for the employment of 50 full time positions at the facility, inserts a waiver by the Ports of certain occurrences as events of default and amends certain minimum wharfage payments and payment dates.

On February 24, 2010, the Bankruptcy Court entered an order approving the assumption of the Lease (as amended) by Mt. Vernon, LLC and Aventine, including the eighth amendment thereto.

Item 1.03.  Bankruptcy or Receivership.

As previously disclosed, on April 7, 2009, Aventine and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the Bankruptcy Court. The Debtors’ chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under Aventine’s caption and case number, In re: Aventine Renewable Energy Holdings, Inc., et al., Chapter 11 Case No. 09-11214 (KG). The Debtors are operating as “debtors-in-possession” in accordance with the provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On December 4, 2009, the Debtors filed the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated as of December 4, 2009 (the “Initial Chapter 11 Plan”) and the Disclosure Statement for the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated as of December 4, 2009.  On January 13, 2010, the Debtors amended the Initial Chapter 11 Plan and filed the Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated as of January 13, 2010 (including all exhibits thereto and as amended, modified and/or supplemented from time to time, the “Plan” or “Plan of Reorganization”) and the Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated January 13, 2010 (including all exhibits thereto and as amended, modified and/or supplemented from time to time, the “Disclosure Statement”).

On February 24, 2010, the Bankruptcy Court entered an order approving and confirming the Plan (the “Confirmation Order”). Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Plan.  A copy of the Plan, as confirmed by the Bankruptcy Court, is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Confirmation Order is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The effective date of the Plan is anticipated to be on or about March 15, 2010 (the actual date of emergence, the “Effective Date”).  The Debtors, however, can make no assurance as to when, or ultimately if, the Plan will become effective.  It is also possible that additional technical amendments could be made to the Plan prior to effectiveness.

The following is a summary of the material terms of the Plan. This summary highlights only certain provisions of the Plan and is not a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order.

A.                                    The Plan and Treatment of Claims and Equity Interests

The Plan provides for the reorganization of the Debtors and the resolution of all outstanding Claims against and Equity Interests in the Debtors.  Subject to the specific provisions set forth in the Plan, the Plan contemplates:  (i) payment in full in Cash either on or after the Effective Date to holders of Allowed (a) Administrative Claims, (b) Fee Claims, (c) Priority Tax Claims, (d) DIP Financing Claims, (e) Other Priority Claims, and (f) Prepetition Secured Credit Facility Claims; (ii) either reinstatement of Claims, a Cash payment or payments, or return of the Collateral securing Allowed Other Secured Claims to holders of the Kiewit Mt. Vernon Secured Claim, the Kiewit Aurora West Secured Claim and Other Secured Claims; (iii) a pro rata distribution of the Unsecured Claims Stock Pool, expected to represent 80% of the equity of Reorganized Aventine, allocable to the Debtor against which such Claims are allowed to holders of Prepetition Unsecured Notes Claims and General Unsecured Claims; (iv) a Cash payment equal to 35% of the Allowed Amount of such Claims to holders of Convenience Class Claims; (v) the issuance of the Warrants to holders of Equity Interests in ARE Holdings; and (vi) no recovery to holders of Equity Interests in the Subsidiaries.  In no event will such holders be entitled to receive value in excess of the Allowed amount of their Claims.

The classification and treatment of Claims and Equity Interests under the Plan are more fully described in Section II.A of the Disclosure Statement and Article IV of the Plan.

Upon emergence from Chapter 11, the Reorganized Debtors are expected to issue the New Noteholder Equity, representing 20% of the equity of Reorganized Aventine, and $105 million in notes that will be secured by senior liens on certain of the Reorganized Debtors’ assets, with the proceeds from the issuance to be used to fund distributions under the Plan as well as the Reorganized Debtors’ working capital and liquidity needs post-emergence.  The Reorganized Debtors are also expected to enter into a $20 million secured asset-based lending facility after the Effective Date with PNC Bank, N.A., the purpose of which is to fund liquidity and working capital needs post-emergence.

If the Plan is consummated, on the Effective Date or as reasonably practicable thereafter, the Debtors will make distributions in respect of certain Classes of Claims and Equity Interests as provided in the Plan.

B.                                    Compliance with Laws and Effects on Distributions

In connection with the Plan and all instruments issued in connection therewith and all distributions thereon, the Reorganized Debtors will comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority.

C.                                    Executory Contracts and Unexpired Leases

Pursuant to section 365 and 1123 of the Bankruptcy Code, to the extent not previously assumed in the Chapter 11 Cases or a Rejected Contract or Lease, each executory contract and unexpired lease that exists between any Debtor and any Person is specifically assumed by the Debtor that is a party to such executory contract or unexpired lease as of and subject to the Effective Date pursuant to the Plan.

D.                                    Substantive Consolidation and Merger of ARE LLC into ARE Holdings

Pursuant to the Plan, the Chapter 11 Cases of ARE Holdings and ARE LLC will be substantively consolidated for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution.  As a result of such substantive consolidation, (i) all assets and liabilities of ARE LLC shall be treated as though they were merged into and with the assets and liabilities of ARE Holdings, (ii) no distributions shall be made under the Plan on account of intercompany claims, if any, between ARE Holdings and ARE LLC, (iii) all guarantees of ARE Holdings and ARE LLC of each other’s obligations and any joint or several liability of ARE Holdings and ARE LLC shall be deemed to be one obligation of Consolidated Holdings and (iv) each and every Claim filed or to be filed in the Chapter 11 cases of ARE Holdings or ARE LLC shall be deemed filed against Consolidated Holdings and shall be deemed one Claim against and obligation of Consolidated Holdings.  Immediately prior to or on the Effective Date, ARE LLC shall be merged into and become a part of Reorganized ARE Holdings and will cease to exist as a separate entity.

E.                                      Exit Financing

1.                                       Senior Secured Notes.

Holders of Allowed Prepetition Unsecured Notes Claims were entitled, pursuant to the Senior Secured Notes Offering Procedures, as supplemented, to subscribe and acquire their pro rata share of (i) $105 million in aggregate principal amount of the Senior Secured Notes and (ii) the shares of Noteholder New Equity.

On the Effective Date, the Senior Secured Notes will be issued by Reorganized ARE Holdings and guaranteed by each of Reorganized ARE Holdings’ then existing domestic subsidiaries.  The proceeds of the issuance of the Senior Secured Notes will be used to (i) make payments required to be made on or after the Effective Date under the Plan, including, without limitation, repayment of all amounts owing under the DIP Facility Documents and payments required to be made under Class 2 on account of the Prepetition Secured Credit Facility Claims, and (ii) fund the working capital and general corporate needs of the Reorganized Debtors.

2.                                       ABL Credit Facility.

On or as soon as practicable after the Effective Date, the Reorganized Debtors are expected to close on the ABL Credit Facility, which will have principal availability in the amount of $20 million, the purpose of which is to fund liquidity and working capital needs post-emergence.

F.                                      Equity Securities to Be Issued Pursuant to the Plan

Pursuant to the Plan, on the Effective Date, or as soon as practicable thereafter, Reorganized ARE Holdings will issue a total of 8,550,000 shares of New ARE Holdings Common Stock and Warrants to purchase 450,000 shares of New ARE Holdings Common Stock at an exercise price of $40.94 per share. Each of the Reorganized Subsidiaries shall issue the New Subsidiary Equity Interests, the principal terms of which are described in the Plan Supplement.

G.                                    Registration Rights Agreement

The Reorganized Debtors shall enter into a registration rights agreement (the “Registration Rights Agreement”) in form and substance acceptable to the Majority Backstop Purchasers in their sole discretion.  The Registration Rights Agreement shall provide, among other things, for (i) the registered exchange of the Senior Secured Notes for a new issue of substantially identical debt securities (the “Exchange Registration”) and (ii) registration of the offer and resale of the Noteholder New Equity issued in the Senior Secured Notes Offering (and any other shares of New ARE Holdings Common Stock held by any Backstop Purchaser) (the “Resale Registration”).  Notwithstanding the foregoing or anything contained in the Plan, holders of General Unsecured Claims, if any, who, as a result of the Distributions set forth in Article IV(G) of the Plan, receive shares of New ARE Holdings Common Stock equal to 10% or more of the New ARE Holdings Common Stock outstanding as of the Effective Date, shall be entitled to “piggyback” registration rights on any registration statement filed by Reorganized ARE Holdings with respect to Noteholder New Equity; provided, however, that holders entitled to such piggyback rights shall be subject to customary cut backs.

1.                                       Exchange Registration.

With respect to the Exchange Registration, the Registration Rights Agreement will obligate the Reorganized Debtors to:  (i) file a registration statement with the Securities and Exchange Commission enabling the holders of the Senior Secured Notes to exchange the privately issued Senior Secured Notes for publicly registered notes with substantially identical terms within 180 days after the Effective Date; (ii) cause such registration statement to become effective within 365 days after the Effective Date and to complete the exchange offer within 50 days after the effective date of such registration statement; and (iii) file a shelf registration statement for the resale of the Senior Secured Notes if the Reorganized Debtors cannot effect an exchange offer within the time periods listed above and in certain other circumstances.

2.                                       Resale Registration.

With respect to the Resale Registration, the Registration Rights Agreement will obligate the Reorganized Debtors to:  (i) file a registration statement with the Securities and Exchange Commission seeking to register the offer and resale of the Noteholder New Equity (together with any other shares of New ARE Holdings Common Stock held by any Backstop Purchaser) (collectively, “Registrable Securities”) pursuant to Rule 415 under the Securities Act of 1933 within 180 days after the Effective Date; (ii) cause such registration statement to become effective within 365 days after the Effective Date; and (iii) cause such registration statement to remain effective, and supplemented and amended as required by the Securities Act throughout the period ending on the date which is the earliest to occur of (A) the date on which all shares of Registrable Securities registered under such registration statement may be sold in a three-month period under Rule 144 under the Securities Act, (B) the date all such shares of Registrable Securities registered under such registration statement have been sold and (C) two years after the date on which such registration statement became effective with respect to the offer and sale of Registrable Securities, plus the aggregate number of days in all applicable “suspension periods”, if any, as set forth in the Registration Rights Agreement.

The failure of the Reorganized Debtors to meet any of the obligations described in Article V(C) of the Plan with respect to the Exchange Registration or the Resale Registration shall result in additional interest becoming payable with respect to the Senior Secured Notes (including the notes issued in the Exchange Registration) in the amount of 2.0% for so long as such failure continues.

H.                                    Effect of Confirmation

1.                                       Discharge of the Debtors.

The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors in Possession, the Reorganized Debtors or any of their respective assets or properties, arising prior to the Effective Date.  Except as otherwise expressly specified in the Plan, the Confirmation Order shall act as of the Effective Date as a discharge of all debts of, Claims against, and Liens on the Debtors, their respective assets and properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of Claim with respect thereto was filed, whether the Claim is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution hereunder.  Except as otherwise expressly specified in the Plan, after the Effective Date, any holder of such discharged Claim shall be precluded from asserting against the Debtors, the Reorganized Debtors, or any of their respective assets or properties, any other or further Claim based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the entry of the Confirmation Order.

2.             Injunction.

Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Court, all entities who have held, hold, or may hold Claims against the Debtors that arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors or the Reorganized Debtors, with respect to any such Claim, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors or the Reorganized Debtors on account of any such Claim, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or the Reorganized Debtors or against the property or interests in property of the Debtors on account of any such Claim and (d) asserting any right of setoff, or subrogation of any kind against any obligation due from the Debtors or the Reorganized Debtors or against the property or interests in property of the Debtors on account of any such Claim.  Such injunction shall extend to successors of the Debtor (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.  Such injunction shall not apply in respect of Ordinary Course Administrative Claims.

3.             Vesting of Property.

The property of the Debtors’ estates, including all of the Debtors’ claims and causes of action against third parties, including, without limitation, causes of action described in Article VII(F) of the Plan shall be revested in the Reorganized Debtors on the Effective Date.

4.             Releases.

(a)           Releases by the Debtors

The Plan provides that on the Effective Date, the Debtors and the Reorganized Debtors, on behalf of themselves and their estates, shall be deemed to release unconditionally the Released Parties from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken solely in their respective capacities described above or any omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan, except that (i) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct, (ii) the Reorganized Debtors shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against the Debtors, and (iii) the foregoing release shall not apply to any obligations that remain outstanding in respect of loans or advances made to individuals by the Debtors.

(b)           Releases by Non-Debtors

The Plan provides that on the Effective Date, all Persons who (a) directly or indirectly, have held, hold, or may hold Claims, (b) vote to accept the Plan as set forth on the relevant

Ballot, and (c) do not mark their Ballot to indicate their refusal to grant the releases provided in this paragraph, shall be deemed, by virtue of their receipt of Distributions and/or other treatment contemplated under the Plan, to have forever released and covenanted with the Released Parties not to (y) sue or otherwise seek recovery from any of the Released Parties on account of any Claim, including but not limited to any Claim based upon tort, breach of contract, violations of federal or state securities laws or otherwise, based upon any act, occurrence, or failure to act from the beginning of time through the Effective Date in any way related to the Debtors or their business and affairs or (z) assert against any of the Released Parties any claim, obligation, right, cause of action or liability that any holder of a Claim or Interest may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, or occurrence from the beginning of time through the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan, provided, however, (i) none of the Released Parties shall be released from any claim based on any act or omission that constitutes gross negligence or willful misconduct, (ii) the foregoing release shall not apply to Ordinary Course Administrative Claims and Fee Claims, and (iii) obligations arising under the Plan.  Notwithstanding anything to the contrary in the Plan, the releases of the Released Parties shall extend only to claims arising against such Released Parties in their capacity as parties in interest in the Chapter 11 cases.

(c)           Exculpation and Injunction in Respect of Released Parties

Exculpation.  The Released Parties (i) shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission in connection with, or arising out of, the Plan, the Disclosure Statement, the negotiation of the Plan, the negotiation of the documents included in the Plan Supplement, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Cases, the consummation of the Plan, the administration of the Plan, the management or operations of the Debtors or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof except for any act or omission that constitutes willful misconduct or gross negligence as determined by a Final Order, and (ii) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.  This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.

Injunction.  Pursuant to section 105 of the Bankruptcy Code, no holder or purported holder of an Administrative Claim, Claim or Equity Interest shall be permitted to commence or continue any action, employment of process, or any act to collect, offset, or recover any Claim against any of the Released Parties that accrued on or prior to the Effective Date and that has been released or waived pursuant to Article VII(I) or VII(J) of the Plan.

I.              Stipulation with JPMorgan Chase Bank, N.A., et al.

On February 23, 2010, the Debtors, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Prepetition Agent”) for Bank of America, N.A., BMO Capital Markets Financing, Inc., JPMorgan Chase Bank, N.A., Siemens Financial Services, Inc., UBS Loan Finance LLC, Wachovia Bank, National Association, and Wells Fargo Foothill, LLC

(collectively, in their capacity as prepetition lenders, the “Prepetition Lenders”) and the Prepetition Lenders entered into a stipulation (the “Stipulation”) that consensually resolved and set the allowed amounts of the claims of the Prepetition Agent and the Prepetition Lenders and the treatment of such claims under the Plan.  The Stipulation, among other things, provided that each of the Prepetition Lenders’ Claims (as defined in the Stipulation) as evidenced by the Agent Proofs of Claims (as defined in the Stipulation) constituted an Allowed Claim, in the aggregate amount for all such Allowed Claims of $27,764,967 on account of the outstanding principal loan balance, together with a contingent claim in the aggregate amount of $8,895,000 on account of outstanding letters of credit. The Stipulation was approved by and incorporated into the Confirmation Order.

J.             Information as to Assets and Liabilities of Registrant

Information as to the Company’s assets and liabilities as of the most recent practicable date is contained in the Monthly Operating Report for the period January 1, 2010 through January 31, 2010, which was filed with the Bankruptcy Court on February 22, 2010 (the “Monthly Operating Report”).  A copy of the Monthly Operating Report is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Cautionary Statement Regarding the Monthly Operating Report

The Monthly Operating Report contains financial statements and other financial information that have not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. The Monthly Operating Report is in a format prescribed by applicable bankruptcy laws and should not be used for investment purposes. The Monthly Operating Report contains information for periods different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and that information may not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

2.1	Plan of Reorganization, as confirmed by the Bankruptcy Court on February 24, 2010*

99.1	Order Confirming Plan of Reorganization, as entered by the Bankruptcy Court on February 24, 2010

99.2	Aventine Renewable Energy Holdings, Inc. Monthly Operating Report for the month ended January 31, 2010

*      The Debtors filed with the Bankruptcy Court the following Plan Supplement Documents, which, as permitted by Item 601(b)(2) of Regulation S-K, have been omitted from this Current Report on Form 8-K.  The Company will furnish supplementally a copy of any Plan Supplement Document to the Securities and Exchange Commission upon request.  Each attachment is available and can be viewed at the website www.aventineinfo.com.

Form of Indenture and Exhibit thereto

Form of Security Agreement accompanying the Indenture

Form of Intercreditor Agreement

Term Sheet for ABL Credit Facility

Form of Kiewit Note

Form of Kiewit Deed of Trust

Form of Warrant Agreement

List of Directors and Officers of the Reorganized Debtors

Corporate Governance Documents for Reorganized Debtors

Schedule of Assumed Non-Residential Real Property Leases

Schedule of Rejected Executory Contracts and Non-Residential Real Property Leases

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: March 2, 2010

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

	By:	/s/ William J. Brennan
	Name:	William J. Brennan
	Title:	Chief Accounting and Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Plan of Reorganization, as confirmed by the Bankruptcy Court on February 24, 2010

99.1	Order Confirming Plan of Reorganization, as entered by the Bankruptcy Court on February 24, 2010

99.2	Aventine Renewable Energy Holdings, Inc. Monthly Operating Report for the month ended January 31, 2010